UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 12, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2007, Penn Virginia Corporation (the “Company”) entered into an amendment (the “Seventh Amendment”) to the Company’s Amended and Restated Credit Agreement dated as of December 4, 2003, as amended, with JP Morgan Chase Bank, N.A., as administrative agent, and other financial institutions party thereto (the “Credit Agreement”).

The Seventh Amendment amended the Credit Agreement to, among other things, (i) permit the Company to issue senior unsecured notes (the “Notes”) in an aggregate principal amount not to exceed $400,000,000 at any indeterminate point or points in the future, (ii) provide that upon the occurrence of such issuance, (a) for the first $300,000,000 of aggregate principal amount of Notes issued, the Borrowing Base (as defined in the Credit Agreement) shall be reduced by 20% of such principal amount and (b) for any aggregate principal amount of Notes issued in excess of $300,000,000, the Borrowing Base shall be reduced by 30% of such principal amount and (iii) include in the definition of EBITDAX (as defined in the Credit Agreement), the distributions from Penn Virginia GP Holdings, L.P., in addition to Penn Virginia Resource Partners, L.P.

A copy of the Seventh Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Seventh Amendment to Amended and Restated Credit Agreement dated as of June 12, 2007 among Penn Virginia Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Seventh Amendment to Amended and Restated Credit Agreement dated as of June 12, 2007 among Penn Virginia Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.